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EXHIBIT 12.1

                               PRICE ENTERPRISES, INC.
                                COMPUTATION OF RATIOS
                            (in thousands, except ratios)

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
                                                                   Year Ended
                                                                  December 31,
                                                                  ------------
                                                                      1998
                                                                  ------------
EARNINGS
Income from continuing operations before income taxes               $29,429
Add:  fixed charges                                                   3,111
Less: capitalized interest                                             (300)
                                                                  ------------
Income as adjusted                                                  $32,240
                                                                  ------------
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FIXED CHARGES AND PREFERRED DIVIDENDS:

Fixed charges:
Interest costs                                                       $2,811
Capitalized interest                                                    300
                                                                  ------------
Total fixed charges                                                   3,111

Preferred stock dividends                                             8,316
                                                                  ------------
Total fixed charges and preferred dividends                         $11,417
                                                                  ------------
                                                                  ------------

Ratio of earnings to fixed charges                                    10.36
                                                                  ------------
                                                                  ------------

Ratio of earnings to combined fixed charges and preferred stock
 dividends                                                             2.82
                                                                  ------------
                                                                  ------------
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For periods prior to the one ending December 31, 1998, this calculation is not applicable for our Company